Purchase Order Number: 062009

Date: June 15, 2009

Purchaser: COMEX LLC

PURCHASE ORDER

Payment and Freight Information

Vendor Name and Address

See Addendum A

Global Ecology Corp.

140 Smith Street, 5th Floor

Keasbey, NJ 08832

Invoice Address

Ship To

COMEX LLC

See Addendum A

[____________]

                                                                                                                                                                             Total Items on PO: 10

                                                                                                                                                             Item    Material      Quantity          Price/Unit             Delivery Date

Description

      USD

Value

Soil Additive

See Addendum A   300,000 metric tons

$180 per metric ton         See Addendum A

TERM AND CONDITIONS

1.

ACCEPTANCE - This offer is subject to withdrawal at any time prior to communication of acceptance to Purchaser. Upon such acceptance, the terms set forth on this “Purchase Order” (P.O.) shall constitute the entire agreement relating to the purchase of the goods and materials “Soil Additive” (S.A.) ordered on the face hereof and shipment or delivery of said materials by Seller shall be deemed to be acceptance of said terms in their entirety. Seller will be notified of Purchaser's objection to any terms inconsistent herewith prior to final execution of this P.O. and to any additional terms proposed by Seller in accepting or acknowledging this order or otherwise and such terms shall not become a part of this agreement unless accepted in writing by both Purchaser and Seller. Neither Purchaser’s subsequent lack of objection to any such terms, nor the acceptance of materials ordered hereby, shall constitute or be deemed an agreement by Purchaser to any such terms.   Seller may not assign this order without Purchaser’s prior written consent.

2.

SHIPMENT - Seller shall suitably contain, pack, mark, label and ship in accordance with all reasonable instructions from Purchaser and the requirements of common carriers to secure the lowest transportation costs possible. After agreeing to the proscribed conditions, Seller shall be liable for any difference in freight charges or damage to the materials caused by its failure to comply therewith, Purchaser may require Seller to send a Notice of Shipment giving the number of the order, kind and amount of materials, and route at or prior to time of shipment.

3.

FREIGHT, DUTIES' AND TAXES - All materials associated with the P.O. will be C.I.F. Kandla, India , originated from the Sellers manufacturing location in Juarez, Mexico. The Seller will arrange for all shipping and handling of the S.A. and the Seller will be responsible for freight or other carrying charges being paid in a timely manner to allow for efficient shipping which may include a prepaid bill of lading or equivalent shipping document (collectively, bill of lading.). Purchaser will withhold payment of Seller’s invoice until the date that all documentational conditions associated with this P.O.  have been fulfilled  The "recourse" clause on the bill of lading must not be signed, and any overcharges that may accrue will be for Seller's account if there is any delay in meeting the mutually agreed upon delivery schedule.  If required by Purchaser, Purchaser shall have the right to review and approve any bill of lading in advance and to require that any such bill of lading be in such form and content as Purchaser may require. The amounts payable by Purchaser to Seller set forth on the face of this Purchase Order exclude all applicable sales, use, consumption, transfer, excise, stamp, customs, value-added or similar taxes, duties, and charges.

4.

INSPECTION/RETURNS - All materials ordered herein shall be subject to inspection and testing by Purchaser at all reasonable times and places, prior to acceptance. Seller shall permit access to its facilities at all reasonable times for inspection of materials by Purchaser and will provide all tools, facilities, and assistance necessary at no additional cost to Purchaser. It is expressly agreed that inspections and/or payments prior to delivery shall not constitute final acceptance and that all materials shall be subject to final inspection after delivery to Purchaser. Purchaser may return any materials which are defective, unsatisfactory, or of inferior quality or workmanship, or fail to meet the specifications or other requirements of this Purchase Order or the Data as defined below. Materials delivered and rejected in whole or in part may, at Purchaser’s option if the Purchaser can clearly demonstrate failure of the Seller to have met the requirements as stated in Addendum A, be returned to Seller, at Seller’s risk and expense, for reimbursement, credit or replacement or may be held for disposition at Seller’s risk and expense. In addition to the Purchaser’s inspection, Seller will arrange S.G.S. or Equivalent Third Party Inspection for Quality and Quantity of All materials ordered prior to be loaded “on Board” and the Third Party Inspection Certificate for Quality and Quantity will be submitted as one of the negotiating documents at the time of negotiating the Documentary Letter of Credit at Negotiating Seller’s bank Counter.

5.

CONFORMANCE-TO-.ORDER WARRANTY - Seller represents and warrants that the materials will conform to the description and applicable specifications or standards (collectively, Data.), shall be of good merchantable quality and fit for the known purpose for which sold.  Seller warrants that the materials shall conform to any written statements or advertisements for such materials. This is in addition to any warranty, condition, representation or service guarantee offered by Seller or implied or provided by law (statutory or otherwise). If it appears that the S.A. does not conform to the warranties herein or to the associated Data, and if Purchaser notifies Seller within a reasonable time, Seller shall promptly correct such nonconformity to the satisfaction of Purchaser, at Seller’s sole expense including material, labor, and freight costs or will provide a mutually agreed upon discount to the Sales price of the S.A.. If Seller fails to correct defects is or replace nonconforming materials promptly, Purchaser, after reasonable notice to Seller, may take appropriate actions and charge the Seller for any reasonable cost incurred.

6.

INFRINGEMENT WARRANTY - Seller represents and warrants that no article or articles furnished hereunder, or the use thereof, infringe any patent, trademark or other intellectual property rights, that it will defend any suit that may arise in respect thereto, and that it will indemnify and hold harmless the Purchaser, and any subsidiary or affiliated company thereof, from and against any and all losses, damages, claims, liabilities, costs, fees and expenses, including without limitation attorney’s fees, court Costs and penalties (whether levied by a foreign, or domestic governmental body), that may be incurred by the assertion of any patent, trademark or other intellectual property rights by other persons. This clause shall be considered inapplicable to agreements covering basic raw materials and basic structural material that are unpatented and un-patentable.

7.

COMPLIANCE-WITH-LAW WARRANTIES

a.

This Purchase Order refers to a S.A.  manufactured items or to services/work, Seller warrants and agrees that, if applicable, it has complied, and will comply, with (1) the Fair Labor Standards Act as amended, (2) Social Security and Workmen's Compensation Laws as amended or (3) all other laws, codes, regulations, rules and orders as required by the country in which the S.A. is produced.

b.

Seller recognizes that Purchaser (and any subsidiary or affiliated company thereof) requires its suppliers of goods and services to be equal opportunity employers and not to discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin.  This Purchase Order specifically incorporates and makes a part hereof all the provisions of Executive Order 11246, as amended, which among other things, prohibits such discrimination, and requires Affirmative Action planning. The Seller also shall be bound by and agreed to all the provisions of 38 U.S.C. Section 2012 and Executive Order 11701 38 ER 2575 which prohibits discrimination on the basis of Vietnam era or disabled veteran status, and Section 503 of the Rehabilitation Act of 1973 which prohibits discrimination on the basis of handicaps.  Further, the Seller agrees to maintain non-segregated facilities for all employees, and where applicable, assure that known minority business enterprises will have equitable opportunity is be considered for subcontracts for goods and services.

c.

This Purchase Order relates to the purchase of a S.A. that may be intended for the use of which results or may reasonably be expected to result, directly or indirectly, in its becoming a component or otherwise affecting the characteristics of any food (including any substance intended for use in producing or growing food). Seller hereby guarantees that, as of the date of shipment or delivery, the article comprising each shipment or other delivery hereafter made by Seller to, or on the order of Purchaser, is, on such date approved by the USDA as a nutritional soil additive, (1) not adulterated or misbranded; (2) not an article which may not, under the applicable provisions of said Act, be introduced into Interstate Commerce; and (3) in conformance with the requirements of all applicable laws and regulations including the: the Fair Packaging and Labeling Act, the Federal Insecticide, Fungicide, and Rodenticide Act.

8.

INDEMNITY - Seller agrees to indemnify, defend and hold harmless Purchaser, and any subsidiary or affiliated company thereof, from and against any and all losses, damages, claims, liabilities, costs, fees and expenses, including without limitation attorney’s fees, court costs and penalties (whether levied by a foreign or domestic governmental body), that may be asserted by reason of Purchaser's use of Seller's products (exclusively as a soil additive or top soil without modification(s)) or services/work or incorporation of Seller’s products into Purchaser’s own products and subsequent sale of those products.

9.

GOVERNING LAW AND ARBITRATION - This Purchase Order and all exhibits and/or attachments hereto will be governed by, and interpreted and enforced in accordance with, the laws of the State of New Jersey without reference to the principles of conflicts of laws. The parties expressly exclude the application of the United Nations Convention on Contracts for the International Sale of Goods or any other International convention governing sales of goods. Any disputes or differences occurring between the parties arising out of or in any way relating to this Purchase Order, or their rights and responsibilities to each other, will be settled by arbitration under the then current rules of the American Arbitration Association. The decision and award of the arbitrators) will be final and binding and the award so rendered may be entered in any court having jurisdiction thereof. The place of arbitration will be New Jersey, or any other place selected by mutual agreement of the parties. Nothing in the foregoing requirement that disputes or differences be submitted to arbitration will prohibit the right to seek provisional or equitable relief from any court having jurisdiction over the parties, including injunctive relief, pending a final award issued by the arbitrator(s); provided, however, this right is not intended to nor will it usurp the obligation of the parties to otherwise resolve such differences in accordance with this paragraph.

10.

CERTIFICATE OF ORIGIN - Seller, if it is providing materials from a country that is signatory to NAFTA, represents and warrants that the materials will qualify for the appropriate NAFT'A tariff treatment, if applicable, and will provide Purchaser with a valid Certificate of Origin. Seller shall indemnify, defend and hold harmless Purchaser, and any subsidiary or affiliated company thereof, from and against any losses, damage claims, liabilities, fees, costs and expenses, including without limitation any legal fees, court costs and penalties (whether levied by a foreign or domestic governmental body), on a full indemnity basis, that may be asserted relating to the Certificate of Origin issued by Seller; including without limitation the validity, sufficiency and/or correctness thereof.

11.

TERMINATION FOR CAUSE - Purchaser may terminate this Purchase Order or any part hereof, upon not less than thirty (30) days prior written notice to Seller, for Seller’s default of this Purchase Order. Late deliveries, deliveries of materials which are defective or which do not conform to this Purchase Order, and Seller's failure to provide Purchaser, upon request, with adequate assurance of satisfactory future performance or any other failure to comply with the terms and conditions hereof shall constitute defaults allowing Purchaser to terminate this Purchase Order for cause. If termination occurs, Purchaser shall not be liable to Seller for any amount, and Seller shall be liable to Purchaser for any and all damages sustained by reason of the default, which gave rise to the termination. If Purchaser improperly terminates this Purchase Order for Seller's default, such termination shall be deemed a termination for convenience.

12.

TRADEMARKS/PUBLIC RELEASES - Seller will not in any way whatsoever make use of or reference to Purchasers name or any trademark; including without limit as part of Seller’s company or business name or any domain name, or any trade dress of Purchaser except with the prior written permission of Purchaser, which may be withheld in Purchasers sole and absolute discretion. No news release, advertisement, public announcement, denial or confirmation of same, of any kind regarding any part of the subject matter of this Purchase Order shall be made without the prior written approval of Purchaser, which may be withheld in Purchaser’s sole and absolute discretion.

13.

INCONSISTENT TERMS - In the event of an inconsistency in this Purchase Order, unless otherwise provided herein, the inconsistency will be resolved by giving precedence in the following order: (a) the Purchase Order face sheet; (b) any Specifications/Work Schedule/Work Order; (c) any special terms and conditions; and (d) these standard Terms and Conditions incorporated into this Purchase Order.

14.

LANGUAGE - The parties have expressly required that this Purchase Order and all documents and notices relating to this Purchase Order be drafted in English.

ADDENDUM A

Unit Description: Soil Additive

Minimum Standards:

Content Levels of Three Major Components

Nitrogen – Six Percent

Phosphorous – Eight Percent

Potassium – Eight Percent

Purchase price: $180.00 per Ton for a Total Purchase Price of Fifty Four Million Dollars ($54,000,000) and a Total Volume of 300,000 Tons. This Purchase Price is CIF Kandla Port, India.  Should the Purchaser determine it requires delivery to another port in India; the Purchaser must notify the Seller of such a change at least 30 days prior to the next shipping cycle and the Seller will have the ability to adjust the Purchase Price for any documentable increased shipping costs resulting from this change.  The Seller will make a commercially reasonable effort to meet such request by the next scheduled shipment date; however, if the Seller is not able to do so, such failure to meet this request will not constitute a default under this contract.

Payment Terms:  This contract is contingent upon a Documentary Letter of Credit (“LC”) being issued to the Purchaser by it’s client (an agency or corporation sponsored by the Indian Government) without which the Purchaser will be under no obligation to complete this contract, The Purchaser believes in Good Faith such LC will be issued and once the LC has been issued to the Purchaser  it will provide an  (“LC”) in the full amount of each shipment ($4,500,000 representing 25,000 tons) for a total of twelve shipments, to the Seller.  It is understood as long as the Seller is not in default of this PO this will be an automatically replenishing LC up to the full value of this Purchase Order ($54,000,000).  The LC will be drafted with language satisfactory to the Purchaser and Seller and will be issued by a banking institution acceptable to both parties.  The LC will be issued immediately after both the Purchaser and Seller lodge the PO with their respective banks. The Seller will have the ability to draw upon the LC as the Bills of Lading are issued by the designated shipping company and all the shipping documents as required by LC are presented to the Seller’s bank for negotiating LC.

Delivery Term:  Both the Purchaser and the Seller will agree upon a mutually agreeable delivery schedule.  It is understood that any such schedule may be dependent on the availability of shipping carriers and as such may have to be adjusted accordingly.  It is expected that the first shipments will be arranged and take place with forty five days of executing this P.O.; however, it is understood by both the Purchaser and the Seller, all reasonable efforts will be made to begin the shipments of the S.A. as soon as possible.  It is expected fulfillment of this Purchase Order will be completed no later than twelve months from the date of the execution of this P.O.

Shipping Requirements:

Carrier and Responsibility:  The Seller will arrange to have the S.A. shipped to the Port of Entry as indicated in the Delivery Address.   It is understood all shipping fees, insurance, loading of the cargo on the ship and other charges associated with the lawful shipping and importation of the S.A. to the agreed upon Port of Entry (NOT including any import duties) are solely the responsibility of the Seller.  The Seller agrees to make the required payments on a timely manner for this shipping.  Additionally, it is understood all shipping contracts will be in the name of the Seller and it will be the responsibility of the Seller to execute any and all necessary documents to facilitate the timely shipping of the S.A.

Delivery Address: The “Ship To” address “Receiving Port” (R.P) will be provided by the Purchaser within 10 business days of executing this Purchase Order.  Should the Purchaser wish to change the R.P prior to shipment, it must be done in sufficient time to allow for the proper redirection of the shipment by the Carrier.

SIGNATURES

SELLER

/s/ Peter Ubaldi

Peter Ubaldi, President

PURCHASER

/s/ Satish Shah

Satish Shah